UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On June 14, 2006, Sonic Solutions (the “Company”) filed its Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended March 31, 2006. In the Form 10-K, the Company reported revised fourth quarter and fiscal year results to reflect a reduction to its previously recorded allowance for returns and doubtful accounts. The reduction, which resulted primarily from a reduction in accruals previously recorded in conjunction with the Roxio Consumer Software Division acquisition in fiscal year 2005, was recorded to general and administrative expenses in the amount of $1,061,000, decreasing the Company’s total operating expenses and increasing its income before income taxes by the same amount. This reduction resulted in an increase in net income per diluted share from $0.08 to $0.10 for the fourth quarter ended March 31, 2006.

In addition, if this reduction were applied to the non-GAAP presentation set forth in the Company’s May 23, 2006 press release announcing its financial results, the result would have been an increase in non-GAAP net income for the fourth quarter of fiscal year 2006 of approximately $1.0 million and an increase in non-GAAP net income per diluted share from $0.31 to $0.35. The corresponding changes to the reconciliation table in the press release would have been as follows:

Three Months Ended March 31, 2006

Net income	$2,720

Tax adjustment	$6,763

Non-GAAP net income	$9,483

GAAP net income per share applicable to common
Basic	$0.11
Diluted	$0.10

Non-GAAP net income per share applicable to common
Basic	$0.38
Diluted	$0.35

Shares used in computing per share amounts
Basic	25,259
Diluted	27,043

The Company refers to the May 23, 2006 press release, furnished by the Company on Form 8-K on May 23, 2006, for all additional disclosures regarding the use and purpose of the non-GAAP presentation, which is incorporated by this reference.

The information in this Item 2.02 of Form 8-K/A is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of Form 8-K/A shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d.	Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
Name: David C. Habiger
Title: President and Chief Executive Officer
(Principal Executive Officer)

Date: June 14, 2006